EXHIBIT 10.1
                             SUBSCRIPTION AGREEMENT


Advanced Aesthetics, Inc.
501 Madison Av.
New York, NY  10022

Ladies and Gentlemen:

1. SUBSCRIPTION. (the "Purchaser") hereby agrees to purchase from Advanced Aesthetics, Inc. (the "Company") (i) shares of its Series G Preferred Stock, par value $0.01 per share ("Series G Preferred") and (ii) a warrant to purchase shares of the Company's Common Stock, par value $0.01 per share, (the "Warrant") for an aggregate purchase price of $ . Reference is hereby made to that certain Confidential Private Placement Memorandum of the Company dated September 1, 2005, including all attachments, schedules and exhibits thereto (the "Memorandum").

2. PAYMENT. Together with the wire transfer of the full purchase price for the Series G Preferred and Warrants the Purchaser, in accordance with the Memorandum, is delivering two completed and executed Signature Pages to each of the Subscription Agreement, the Registration Rights Agreement (as defined below) and the Warrant.

3. REPRESENTATIONS AND WARRANTIES.

         (A) The Company hereby represents, warrants, acknowledges and agrees as follows:

(a) The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of each respective state under which the entity was formed. The Company and each of its subsidiaries is duly qualified to transact business as a foreign corporation or limited liability company, respectively, and is in good standing under the laws of each jurisdiction where the location of the entity's properties or the conduct of its business makes such qualification necessary.

(b) The Company and each of its subsidiaries, respectively and where applicable, possess all requisite power and authority (corporate and other) to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum). The Company possesses all requisite power and authority to enter into and perform its obligations under this Subscription Agreement, the Registration Rights Agreement ("Registration Rights Agreement"), dated as of the date hereof, between the Company and Purchaser and the Warrant (together with the Subscription Agreement and the Registration Rights Agreement, the "Transaction Documents") and to issue, sell and deliver the Series G Preferred Stock and the Warrants and to issue the Common Stock upon conversion of the Series G Preferred and/or the exercise of the Warrant. The execution and delivery of the Transaction Documents has been duly authorized by all necessary corporate action. The Transaction Documents have been duly executed and delivered and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter  in effect  relating  to or  affecting  creditors'  rights  generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) None of the execution and delivery of, or performance by the Company under the Transaction Documents or the consummation of the transactions herein and therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company or any of its subsidiaries under any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company and any of its subsidiaries' assets may be bound, any term of the certificate of incorporation or formation or bylaws or operating agreements of the Company and its subsidiaries, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its subsidiaries and any of their assets.

(d) Schedule 3(d) sets forth the Company's authorized and outstanding capital stock. All outstanding shares of capital stock of the Company and each of its subsidiaries are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in Schedule 3(d), as of the date hereof: (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or its subsidiaries or others to purchase or acquire any shares of capital stock, or other equity securities of the Company or its subsidiaries, or to pay any dividends or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company or its subsidiaries are reserved for issuance for any purpose; (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions with respect to the ownership, voting or transfer of shares of stock or other securities of the Company or its subsidiaries, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights (collectively, the "Stockholder Agreements"); and (v) no person holds a right to require the Company or any of its subsidiaries to register any securities of the Company under the Securities Act or to participate in any such registration. The issued and outstanding shares of capital stock of the Company conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof. All issuances by the Company were at the time of their issuance exempt from registration under the Act and any applicable state securities laws. Schedule 3(d) sets forth, as of immediately following the closing of the purchase and sale of the Series G Preferred and Warrants hereunder, a true and complete list of the holders of shares of the Company's capital stock and any options, warrants or other securities exercisable or convertible into shares of the Company's capital stock and accurately lists the shares of the Company's capital stock (and any such options, warrants or other securities exercisable or convertible into shares of the Company's capital stock) held by each such holder on an actual and an as-converted into Common Stock basis. The Company hereby covenants and agrees that it will use its commercially reasonable efforts to cause all of the Stockholder Agreements, including all of the Company's obligations thereunder, to terminate upon the consummation of a Public Transaction (as such term is defined in the Memorandum) except as otherwise set forth in the Memorandum.

(e) The shares of Series G Preferred Stock to be issued to the Investor, when issued against payment therefor in compliance with the provisions of the Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company or its subsidiaries other than as provided in this Agreement. The Common Stock issuable upon conversion of such shares of Series G Preferred Stock and exercise of the Warrant has been duly authorized and validly reserved for issuance and, when and if issued upon conversion in accordance with the Certificate of Designation of the Series G Preferred Stock and/or exercise in accordance with the Warrant, will be validly issued, fully paid and nonassessable. No holder of any of the Series G Preferred Stock will be subject to personal liability solely by reason of being such a holder. Assuming the accuracy of the representations of the Purchaser in Section 3(B) of this Agreement at the time of issuance and subject to the filings described in (f) below, the issuance of the Series G Preferred Stock pursuant to this Subscription Agreement is, and, upon exercise of the Warrant and/or conversion of the Series G Preferred Stock, the issuance of the Common Stock upon such exercise and/or conversion will be, in compliance with all applicable federal and state securities laws.

(f) No consent, authorization or filing with any court or governmental authority is required in connection with the issuance of the Series G Preferred Stock, except for required filings with the Securities and Exchange Commission and applicable "Blue Sky" or state securities commissions relating specifically to the transactions contemplated by the Transaction Documents.

(g) The Company and its subsidiaries have obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where failure to do so could not reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents ("Material Adverse Effect").

(h) There exists no default by the Company or any of its subsidiaries or to the knowledge of the Company any other party for the due performance under any material agreement to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries' assets is subject
(collectively, the "Company Agreements"). The Company Agreements disclosed in the Memorandum are the only material agreements to which the Company and its subsidiaries are bound or by which their assets are subject. Each of the Company Agreements is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Company's subsidiary party to such Company Agreement, enforceable against the Company or such subsidiary, as applicable, in accordance with their respective terms.

(i) There are no actions, proceedings, claims or investigations, before or by any court or governmental authority, pending or, to the best knowledge of the Company, threatened, against the Company or any of its subsidiaries, or involving their respective assets or, to the knowledge of the Company, involving any of their respective officers or directors.

(j) Neither the Company nor any of its subsidiaries is in violation of, respectively and as applicable: (i) its certificate of incorporation or formation or bylaws or operating agreements; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the

Company or its subsidiaries is a party or by which the Company or its subsidiaries is or may be bound or to which any of their assets may be subject;
(iii) any statute, rule or regulation currently applicable to the Company or any of its subsidiaries; or (iv) any judgment, decree or order applicable to the Company or any of its subsidiaries.

(k) The Company and its subsidiaries have good and marketable title to all property (real, personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances, except for such as are described in the Memorandum.

(l) The Company and its subsidiaries own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business, except as otherwise described in the Memorandum (collectively, the "Intangibles"). To the knowledge of the Company, neither the Company nor any of its subsidiaries have infringed upon the rights of others with respect to the Intangibles and the Company nor any of its subsidiaries have received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, nor has the Company or any of its subsidiaries received any notice of conflict with the asserted rights of others with respect to the Intangibles.

(m) The Company has delivered to the Purchaser its unaudited financial statements for the fiscal year ended June 30, 2004 and for the nine-month period ended March 31, 2005 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements do not contain footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company, as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company does not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually and in the aggregate would not have a Material Adverse Effect.

(n) The Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

         (B) The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) None of the Series G Preferred Stock, Warrants or shares of the Company's common stock into which the Series G Preferred Stock and Warrants are convertible or exercisable, as applicable (collectively, the Series G Preferred Stock, Warrants and common stock are referred to as the "Securities") are registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b) The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the "Advisers"), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(d) The Purchaser and the Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering of the Securities and the business, financial condition, results of operations of the Company and its subsidiaries, and all such questions have been answered to the full satisfaction of the Purchaser and the Advisers, if any.

(e) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum, the Transaction Documents or as contained in documents or answers to questions so furnished to the Purchaser or the Advisers by the Company.

(f) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(g) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

(h) The Purchaser, together with its Advisers, as the case may be, has such knowledge and experience in financial, tax, and business matters and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

(i) Except for the representations and warranties of the Company in the Transaction Documents, the Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(j) The Purchaser is acquiring the Securities solely for such Purchaser's own account for investment purposes only and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities and the Purchaser has no plans to enter into any such agreement or arrangement.

(k) The Purchaser must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Securities. There can be no assurance that there will be any market for resale of the Securities, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(l) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time.

(m) The Purchaser is aware that an investment in the Securities involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risk Factors" in the Memorandum, and, in particular, acknowledges that the Company has had a limited operating history and is engaged in a highly competitive business.

(n) The Purchaser is an "accredited investor" as defined under the Securities Act and is familiar with the legal requirements to be an "accredited investor".

(o) The Purchaser represents that (i) it was not formed for the specific purpose of acquiring the Shares, (ii) it is duly organized, validly existing and in good standing under the laws of the state of its organization, (iii) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, (iv) it has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, (v) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action and (vi) this Subscription Agreement has been duly executed and delivered on behalf of Purchaser and is a legal, valid and binding obligation of Purchaser. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(p) The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Securities and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(q) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser's net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(r) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment.

(s) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(t) Purchaser does not know of any oral or written representations that have been made, or oral or written information that has been furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum.

(u) The Purchaser should check the Office of Foreign Assets Control ("OFAC") website at http:/www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the "OFAC Programs") prohibit dealing with individuals(1) or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

----------
(1)  These  individuals  include  specially  designated   nationals,   specially
designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(v) To the best of the Purchaser's knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to "freeze the account" of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the Purchaser's redemption rights, if any, if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company's service providers.

(w) To the best of the Purchaser's knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure(2), or any immediate family(3) member or close associate(4) of a senior foreign political figure, as such terms are defined in the footnotes below; and

(x) If the Purchaser is affiliated with a non-U.S. banking institution (a "Foreign Bank"), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and

----------
(2) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(3) "Immediate family" of a senior foreign political figure typically includes the figures parents, siblings, spouse, children and in-laws.

(4) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

5. MODIFICATION. This Subscription Agreement shall not be modified or waived except by a written instrument signed by the party against whom any such modification or waiver is sought.

6. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and may be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6).

7. ASSIGNABILITY. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser other than to an affiliate of the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

8. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles thereof relating to the conflict of laws.

9. USE OF PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

10. CONFIDENTIALITY. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from the Company, its subsidiaries, its representatives or its agents, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law, legal process or regulation, or for the performance of this Agreement, or use to the detriment of the Company or its subsidiaries or for the benefit of any other person(s), or misuse in any way, any confidential information of the Company or its subsidiaries, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company or its subsidiaries as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company or its subsidiaries and confidential information obtained by or given to the Company or its subsidiaries about or belonging to third parties. The Purchaser and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding anything to the contrary set forth herein, without the prior written consent of the Purchaser, the Company shall not disclose the name of the Purchaser or otherwise identify the Purchaser as a stockholder of the Company except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

11. PREEMPTIVE RIGHTS.

(a) In the event that the Company at any time proposes to issue any Common Stock or any other securities of the Company that represent any direct or indirect rights to acquire, or constitute interests or participations in, Common Stock or rights to acquire securities that are directly or indirectly exercisable for, convertible into or exchangeable for Common Stock ("Common Share Equivalents") (other than securities issued in connection with the transactions listed in Section 4.3(j) of the Certificate of Designation of the Series G Preferred Stock) pursuant to an offering by the Company that is exempt from the registration requirements of the Securities Act (the "Preemptive Securities"), the Company shall promptly provide written notice thereof (a "Preemptive Rights Notice") to the Purchaser. Such notice shall specify total size of the offering and the number and terms of each type and class of Preemptive Security that the Company proposes to issue and shall include therewith any documentation relating thereto. The Purchaser shall have the option, exercisable by giving written notice to the Company within five business days after receipt of the Preemptive Rights Notice (the "Preemptive Rights Period"), to purchase from the Company such amount of the Preemptive Securities that would enable such Purchaser to maintain his, her or its percentage of all of the outstanding the Common Share Equivalents that are owned by such Purchaser at such time (the "Applicable Percentage").

(b) In addition to the right of the Purchaser to maintain its Applicable Percentage, the Company shall use its reasonable efforts to give the Purchaser who shall have exercised such option an opportunity to purchase the Preemptive Securities that any Purchaser shall have declined to purchase; provided, that the Company shall not be required to provide such an opportunity if the board of directors of the Company determines that this opportunity would be reasonably likely to cause the Company to be unable to complete an offering of the size described in the Preemptive Rights Notice.

(c) Any Preemptive Securities purchased by a Purchaser shall be sold by the Company at the same price (except that, at its option, such Purchaser may, if the consideration proposed to be received by the Company is other than cash, pay cash in an amount equal to the fair market value (as determined by the board of directors of the Company) of such other consideration), and on the same terms and conditions set forth in the Preemptive Rights Notice. The closing for such transaction shall take place as proposed by the Company (but in no event (x) prior to the closing of the sale of the Preemptive Securities to the other purchasers or (y) less than 12 business days after the purchasing Purchaser shall have exercised his, her or its option to purchase Preemptive Securities offered pursuant to a Preemptive Rights Notice), at which closing the Company shall deliver certificates for the Preemptive Securities in the name of such
Purchaser against receipt of the consideration therefor. All Preemptive Securities acquired by any Purchaser pursuant to this Section 11 shall automatically and without further action be subject to this agreement.

(d) Unless the Company shall have previously sold Preemptive Securities in the manner referred to in Section 11(e), the Company may sell any Preemptive Securities that the Purchasers shall decline to purchase on terms and subject to conditions that are no less favorable to the Company than those set forth in the Preemptive Rights Notice at any time during the 120-day period following expiration of the Preemptive Rights Period.

(e) Notwithstanding Sections 11(a) through (d), the Company may sell Preemptive Securities to any person so long as the Company no less than 20 business days after such sale(s), thereafter provides the Purchaser with the rights set forth in this Section 11.

12. BUYBACK OF SHARES AND WARRANTS. In the event that the Purchaser shall deliver written notice to the Company of its election to seek redemption pursuant to this Section 12 of the Subscription Agreement at any time when the shares of common stock issuable upon conversion or exercise of the Shares and Warrants then held by the Purchaser shall not then be covered by an effective registration statement filed with the SEC, the Company agrees that it will, within 20 days of receipt of such written notice, repurchase the Shares and Warrants then held by the Purchaser for an aggregate repurchase price of $100 in cash.

13. MISCELLANEOUS.

(a) This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The parties' representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Series G Preferred Stock and Warrants.

(c) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(d) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(e) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Subscription Agreement as of the date first above written.

The Company:                                 ADVANCED AESTHETICS, INC.


                                             By:  ______________________________
                                                      Name:  Andrew Lipman
                                                      Title: Vice President

The Purchaser:

                                             ________________________________

                                             ________________________________


                                             By:  ______________________________
                                                      Name:
                                                      Title:






                                            Address:

                                  Schedule 3(d)
                                  -------------

                           The Company's Capital Stock
                           ---------------------------

         A.       Authorized capital stock:((5))
                  ------------------------------

                  30,000,000 shares of Common Stock, $.01 par value.

                  1,000,000 shares of preferred stock, $.01 par value.

         (i) 20,000 shares of preferred stock designated as Series A Preferred Stock, $.01 par value.

         (ii) 600,000 shares of preferred stock designated as Series B Preferred Stock, $.01 par value.

         (iii) 20,000 shares of preferred stock designated as Series C Preferred Stock, $.01 par value.

         (iv) 8,200 shares of preferred stock designated as Series D Preferred Stock, $.01 par value.

         (v) 500 shares of preferred stock designated as Series E Preferred Stock, $.01 par value.

         (vi) 12,000 shares of preferred stock designated as Series G Preferred Stock, $.01 par value.

         (vii) 5,000 shares of preferred stock designated as Series H Preferred Stock, $.01 par value.

         B.       Outstanding capital stock: (1)
                  ------------------------------

         (i)      9,268,609 shares of Common Stock

         (ii)     7,950 shares of Series A Preferred Stock

         (iii)    1,900 shares of Series B Preferred Sock

         (iv)     1,300 shares of Series C Preferred Stock

         (v)      8,200 shares of Series D Preferred Stock

         (vi)     500 shares of Series E Preferred Stock

         (vii)    5,000 shares of Series H Preferred Stock.

         (viii)   12,000 shares of Series G Preferred Stock.

         i. Outstanding  options,  stock  subscription  agreements,  warrants or
         -----------------------------------------------------------------------
other rights  permitting or requiring the Company or its  subsidiaries or others
--------------------------------------------------------------------------------
to purchase or acquire any shares of capital stock,  or other equity  securities
--------------------------------------------------------------------------------
of the Company or its  subsidiaries,  or to pay any  dividends or make any other
--------------------------------------------------------------------------------
distribution in respect thereof. (1)
------------------------------------


--------
(5) Assumes the sale of 12,000 shares of Series G Preferred Stock and the retirement of the Series F Preferred Stock.

         a. Outstanding options to purchase 1,079,950 shares of Common Stock and agreements to issue additional options up to 2,000,000 in the aggregate.

         b. Warrants to purchase 1,745,173shares of Common Stock (3,411,840 including the warrants issued at the closing).

         c. Subordinated Convertible Promissory Note dated November 26, 2003 convertible into 5,966,444 shares of Common Stock.

         ii. Securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and contracts, commitments or understandings to issue or grant any such option, warrant, right or convertible or exchangeable security.((6))

         None except as disclosed in this Schedule 3(d).

         iii. Shares of stock or other securities of the Company or its subsidiaries that are reserved for issuance for any purpose (2)

         The Company has reserved (i) 2,000,000 shares of Common Stock (which amount includes outstanding options) for issuance upon exercise of management options, and (ii) Common Stock for issuance upon conversion of all shares of preferred stock and exercise of the warrants listed above.

         iv. Voting trusts or other contracts, commitments or understandings, arrangements, or restrictions with respect to the ownership, voting or transfer of shares of stock or other securities of the Company or its subsidiaries, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights (collectively, the "Stockholders' Agreements") (3)

         a. Stockholders Agreement dated as of November 25, 2003 between the Company and Lord & Foursight, LLC.

         b. Stockholders Agreement dated as of November 25, 2003 between the Company and The Robert and Catherine Amoroso Irrevocable Trust.

         c. Stockholders Agreement dated as of November 25, 2003 between the Company and Forele Ltd, Inc.

         d. Securityholders Agreement dated as of November 25, 2003 among the Company, FCPR L Capital, et. al.

         e. Stockholders Agreement dated as of June 30, 2003 between the Company and Cosmo Dischino Living Trust Dated July 9, 2002.

----------
(1) Assumes the sale of 12,000 shares of Series G Preferred Stock.

(2) Does not include shares that may be issued to the holders of the KCO Note and holders of the Series B Shares upon a Public Transaction as described in the Memorandum.

(3) Assumes Series F Preferred has been exchanged.

         f. Stockholders Agreement dated as of December 17, 2003 among the Company, the Johns Hopkins Health System Corporation and the Johns Hopkins University.

         g. Securityholders Agreement dated as of March 31, 2004 between the Company and Technology Investment Capital Corporation.

         h. Stockholders Agreement dated as of April 23, 2004 between the Company and Georgette Klinger, Inc., et. al.

         i.  Subscription   Agreements  dated  as  of  September  1,  2005  with
affiliates of Pequot Capital Management and EGE Investors for Series G Preferred Stock and Warrants.

         j. Exchange Agreements with affiliates of Pequot Capital Management dated September 1, 2005 with respect to the exchange of Series F Preferred for Series H Preferred and new warrants.

         v. Registration Rights Agreements granting persons rights to require the Company to register any securities of the Company under the Securities Act or to participate in any such registration (3)

         a. Registration Rights Agreement dated as of November 25, 2003 between the Company and Lord & Foursight, LLC

         b. Registration Rights Agreement dated as of November 25, 2003 between the Company and The Robert and Catherine Amoroso Irrevocable Trust

         c. Registration Rights Agreement dated as of November 25, 2003 between the Company and Forele Ltd, Inc.

         d. Registration Rights Agreement dated November 25, 2003 among the Company and FCPR L Capital, et al.

         e. Registration Rights Agreement dated as of June 30, 2003 between the Company and the Cosmo Dischino Living Trust.

         f. Registration Rights Agreement dated as of December 17, 2003 among the Company, the Johns Hopkins Health System Corporation and the Johns Hopkins University.

         g. Registration Rights Agreement dated as of March 31, 2004 between the Company and Technology Investment Capital Corporation.

         h. Registration Rights Agreement dated as of April 23, 2004 among the Company and Georgette Klinger, Inc., et al.



         (3) Assumes Series F Preferred Stock has been exchanged.

         i. Registration Rights Agreement dated as of September 1, 2005 among the Company and the holders of the Series G Preferred Stock and Series H Preferred Stock of the Company.

         C. Shareholders of the Company's capital stock (on an actual and as-converted into Common Stock basis which assumes that all convertible securities are converted into Common Stock and all outstanding options and warrants are exercised to purchase Common Stock) immediately after the closing:
(1)(2)

(1) Assumes the sale of 12,000 shares of Series G Preferred Stock.

(2) Does not include shares that may be issued to the holders of the KCO Note and holders of the Series B Shares upon a Public Transaction as described in the Memorandum.

See enclosed chart.


                                             ADVANCED AESTHETICS, INC. SHAREHOLDERS/WARRANT HOLDERS

--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
     NAME         COMMON    PREFERRED  PREFERRED    PREFERRED  PREFERRED PREFERRED   WARRANTS      OPTIONS    AS-CONVERTED
                                A          B        C, D OR       G         H
                                          ((1))     E (AS
                                                    INDICATED)
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Seapine         6,708,147               1,375.657                                       275,132                 6,983,279
Investments,
LLC
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Lipman Family     508,979                                                                                          508,979
Limited
Partnership
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Andrew D.                                 104.378                                        20,875                    20,875
Lipman
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Richard           152,770                 31.329                                          6,266                   159,036
Rakowski
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
DeBiasi            91,752                 18.077                                                                   91,752
Family
Limited
Partnership
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Clarice Webb       24,342                   4.991                                           998                    25,340
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Catherine M.      474,321                 97.270                                         19,454                   493,775
Kidd Grantor
Trust
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Cara E. Kidd      474,321                 97.270                                         19,454                   493,775
     Trust
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Thomas C.         474,321                 97.270                                         19,454                   493,775
     Kidd
     Trust
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Sand Dollar       207,441                                                                                         207,441
     Partners,
     L.P
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Jessica                                    42.541                                         8,508                     8,508
Effress
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Claudine           12,925                  2.651                                            530                    13,455
Singer
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Darrin             12,925                  2.651                                            530                    13,455
Prescott
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Michael Paley      12,925                  2.651                                            530                    13,455
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Daniel J.          12,925                  2.651                                            530                    13,455
Witcher, Jr.
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
(1) By its terms,  the Series B Preferred Stock is not  convertible  into Common
Stock. Therefore, it is not included in the "As-Converted" column.

*Includes Series G Preferred Stock and warrants being offered.


--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Patricia            3,231                  0.663                                            133                     3,364
Mackey
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Joe Crace          69,488                 14.250                                          2,850      275,000      347,338
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Dave Jordan        13,898                  2.850                                            570                    14,468
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Robyn Collins      13,898                  2.850                                            570       25,000       39,468
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Steven Kenny                                                                             10,000                    10,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Jon Lauck                                                                                80,000                    80,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
John O'Neil                                                                                                        15,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Marissa A.                                                                               20,000                    20,000
Timm
Revocable
Trust U/A/D
May 20, 1997
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
John True                                                                                40,000                    40,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Cosmo                                                 1,300                                                       130,000
Dischino
Living Trust
Dated July 9,                                       Series C
2002
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
L Capital                                           8,200                                                        9,645,003
Management((7))                                     Series D
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Johns                                               500
Hopkins                                             Series E                                                       25,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Forele Ltd.,                    950                                                                                47,500
Inc.
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Lord &                          2,600                                                                             130,000
Foursight, LLC
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
The Robert                      1,150                                                                              57,500
and Catherine
Amoroso
Irrevocable
Trust
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
----------
(2) L  Capital  Management  is also the  holder  of a  Subordinated  Convertible
Promissory Note which is convertible  into 5,966,444 shares of Common Stock. The
"As-Converted"  number of Common Stock  shares  includes  5,966,444  shares upon conversion of the Subordinated  Convertible Promissory Note and 3,678,559 shares upon conversion of the Series D Preferred Stock.


                                       2

--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Judith Dion                     1,625                                                                              81,250
Pyle
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Thomas F. Pyle                  1,625                                                                              81,250
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Technology                                                                              618,789                   618,789
Investment
Capital Corp.
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Pequot                                                            7,000     5,000     1,600,000                 6,933,333
Capital
affiliates (3)
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Other Series                                                      5,000                 666,667                 2,888,889
G Investors
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Marilyn Durant                                                                                        30,000       30,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Elan Sassoon                                                                                          75,000       75,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Jane Terker                                                                                          150,000      150,000
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------
Coltrin &                                                                                             50,000       50,000
Associates
=============== =========== ========== ============ ========== ========= ========= ============= ============ ============
Total            9,268,609      7,950        1,900      1,300    12,000     5,000     3,426,840     605,000*   31,038,507
                                                     Series C

                                                        8,200

                                                     Series D

                                                          500

                                                     Series E
--------------- ----------- ---------- ------------ ---------- --------- --------- ------------- ------------ ------------


-------------------------------------
*Aggregate number of options issued is 1,079,950. As of the closing, options to purchase 307,500 shares of Common Stock are vested.

(3) Does not include accrued dividends


                                       3